UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 23, 2004

NORTHLAND CRANBERRIES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16130	39-1583759
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2930 Industrial Street, P.O. Box 8020, Wisconsin Rapids, Wisconsin 54495-8020
(Address of principal executive offices, including zip code)

(715) 424-4444
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On September 23, 2004, Northland Cranberries, Inc. (the “Company”) entered into agreements with Ocean Spray Cranberries, Inc. (“Ocean Spray”) pursuant to which (i) the Company sold its processing plant, storage facility and certain offices to Ocean Spray for approximately $28 million, subject to certain adjustments and including a $2.5 million escrow; (ii) Ocean Spray paid a non-refundable (but creditable) $5 million cash fee in exchange for the option to purchase up to 14 of the Company’s 17 cranberry marshes at prices that aggregate $47.5 million (before the option fee); (iii) the Company has agreed to, for the next 10 years, deliver all of the cranberries harvested from its currently-owned marshes and its contract growers’ marshes to Ocean Spray, which Ocean Spray will receive, clean, bin, store and process into juice concentrate; and (iv) Ocean Spray agreed to purchase cranberry concentrate not otherwise used by the Company in its branded products during the next 10 years (collectively, the “Transaction”). Specifically, the Company and Ocean Spray entered into the following agreements, each of which was dated September 23, 2004:

    1.        Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, on September 23, 2004 (i) the Company sold (a) its processing plant and storage facility in Wisconsin Rapids, Wisconsin (including equipment and office supplies located thereon, other than certain identified equipment and office supplies), (b) its office building and workshop in Wisconsin Rapids, Wisconsin (excluding equipment and supplies located thereon, other than certain identified equipment), (c) all the Company’s unprocessed cranberry inventories in frozen fruit form, excluding the Company’s inventories of organic cranberries and the 2004 cranberry crop to be harvested from the Company’s marshes and from any of the Company’s contract growers’ marshes, (d) certain contracts and personal property of the Company, (e) all books and records relating to the assets purchased by Ocean Spray, (f) a customer list of the Company, and (g) all assignable permits, licenses or certifications that relate primarily to the assets purchased by Ocean Spray; (ii) Ocean Spray paid the Company an aggregate purchase price, in cash, of approximately $28 million, subject to certain adjustments and including a $2.5 million, approximately 15 month, escrow; (iii) the Company entered into a lease with Ocean Spray of the office building sold to Ocean Spray on a rent-free basis for a period of 90 days following the closing; (iv) the Company entered into a lease with Ocean Spray of certain laboratory space at the processing plant for a rental payment of $1,500 per month until September 1, 2005; (v) the Company entered into a lease with Ocean Spray of the processing plant for nominal rent until December 1, 2004 for the purpose of receiving, cleaning, binning and storing cranberries harvested by the Company and its contract growers during the 2004 harvest; and (vi) the Company and Clermont, Inc. agreed to dismiss with prejudice the litigation filed by the Company and Clermont, Inc., against Ocean Spray in the United States District Court for the District of Massachusetts;

    2.        Toll Processing Agreement (the “Processing Agreement”), pursuant to which, for a ten-year term, (i) the Company will deliver all of the cranberries harvested from the Company’s marshes, the marshes of the Company’s contract growers and any marshes owned by John Swendrowski, the Company’s Chairman of the Board and Chief Executive Officer, (ii) Ocean Spray will accept delivery of, clean, bin, store and process into juice concentrate all cranberries delivered by the Company and will freeze and store the concentrate produced for a tolling fee as provided in the Processing Agreement (except that the Company will receive, clean and bin the 2004 cranberry crop in exchange for a credit against a portion of the tolling fee payable under the Processing Agreement), (iii) Ocean Spray will ship to the Company the concentrate produced, upon the Company’s request and at the Company’s expense, subject to a maximum monthly delivery of one-sixth of the concentrate produced in each year, and (iv) the Company will sell and Ocean Spray will purchase on a monthly basis the difference, if any, between the amount of concentrate required to be produced by Ocean Spray under the Processing Agreement and the amount of concentrate shipped to Company during such month, for a purchase price equal to the average price of concentrate sold by Ocean Spray to third party buyers during the prior six months; and

    3.        Option Agreement (the “Option Agreement”), pursuant to which (i) the Company granted Ocean Spray options to purchase, exercisable only during a period commencing on December 1, 2004 and ending 180 days after the closing of the Transaction, any of the Company’s marshes (excluding the Associates West, Meadow Valley and Three Lakes marshes) at purchase prices set forth in the Option Agreement that aggregate $47,500,000 for all such marshes plus the aggregate of certain deferred crop expenses, which options may be exercised individually or collectively by Ocean Spray or any assignee of Ocean Spray, with the sale and purchase of any such marsh to be upon the terms and conditions of an Agricultural Asset Purchase Agreement in the form attached to the Option Agreement, and (ii) Ocean Spray paid a non-refundable (but creditable) option fee, in cash, to Company at the closing of the Transaction in the amount of $5,000,000, a pro rata portion of which will be applied against the purchase price of any such marsh purchased pursuant to an exercise of such options. The transactions contemplated by the Option Agreement may, depending upon the number of marshes purchased, be subject to the approval of the Company’s shareholders.

        Further information is included in the Company’s press release filed as Exhibit 99.1 to the Form 8-K filed by the Company on September 27, 2004.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

        On September 23, 2004, the Company completed the transactions contemplated by the Purchase Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(10.15)	Asset Purchase Agreement dated as of September 23, 2004 by and between the Company and Ocean Spray Cranberries, Inc.*

(10.16)	Toll Processing Agreement dated as of September 23, 2004 by and between the Company and Ocean Spray Cranberries, Inc.*

(10.17)	Option Agreement dated as of September 23, 2004 by and between the Company and Ocean Spray Cranberries, Inc.*

*	Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHLAND CRANBERRIES, INC.
Date: September 29, 2004	By: /s/ Nigel J. Cooper
Nigel J. Cooper
Vice President - Finance

NORTHLAND CRANBERRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.15)	Asset Purchase Agreement dated as of September 23, 2004 by and between the Company and Ocean Spray Cranberries, Inc.*

(10.16)	Toll Processing Agreement dated as of September 23, 2004 by and between the Company and Ocean Spray Cranberries, Inc.*

(10.17)	Option Agreement dated as of September 23, 2004 by and between the Company and Ocean Spray Cranberries, Inc.*

*	Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.